                    METLIFE INSURANCE COMPANY OF CONNECTICUT
                              [1300 Hall Boulevard
                             Bloomfield, CT 06002]

                        UNISEX ANNUITY RATES ENDORSEMENT

This Endorsement forms a part of the Contract to which it is attached for use in connection with a retirement plan which receives favorable income tax treatment under Sections 401, 403 or 408 of the Internal Revenue Code, or where required by state law. In the case of a conflict with any provision in the Contract, the provisions of this Endorsement will control. We may further amend the Contract from time to time to meet any requirements applicable to such plans or laws. The effective date of this Endorsement is the Issue Date shown on the Contract Schedule. The provisions of the Contract are modified as follows:

   1.   Deleting any reference to sex;

   2. The Contract is further modified by substituting the attached Annuity Rate Tables for the corresponding Annuity Rate Tables in the Tables section of the Contract.

MetLife Insurance Company of Connecticut has caused this Endorsement to be signed by its [Secretary.]

                                                    /s/ Jacob M. Jenkelowitz

ICC14-6-E-9                            1

                              FIXED ANNUITY TABLES
                           AMOUNT OF MONTHLY PAYMENT
                      PER $1,000 OF ADJUSTED ACCOUNT VALUE

                                 OPTION 2 -
                       LIFE ANNUITY WITH 10 YEARS OF      OPTION 3 -
          OPTION 1 -        ANNUITY PAYMENTS          LIFE ANNUITY WITH
        LIFE ANNUITY            GUARANTEED               CASH REFUND
 AGE
   60    $    3.05          $   3.03                   $    2.75
   61    $    3.12          $   3.10                   $    2.80
   62    $    3.20          $   3.18                   $    2.85
   63    $    3.28          $   3.26                   $    2.91
   64    $    3.37          $   3.34                   $    2.97
   65    $    3.46          $   3.43                   $    3.03
   66    $    3.56          $   3.52                   $    3.10
   67    $    3.67          $   3.62                   $    3.16
   68    $    3.78          $   3.72                   $    3.23
   69    $    3.90          $   3.83                   $    3.31
   70    $    4.02          $   3.95                   $    3.38
   71    $    4.15          $   4.07                   $    3.46
   72    $    4.30          $   4.19                   $    3.54
   73    $    4.45          $   4.33                   $    3.63
   74    $    4.61          $   4.47                   $    3.72
   75    $    4.79          $   4.62                   $    3.82
   76    $    4.97          $   4.77                   $    3.92
   77    $    5.17          $   4.93                   $    4.02
   78    $    5.39          $   5.10                   $    4.13
   79    $    5.62          $   5.27                   $    4.24
   80    $    5.86          $   5.45                   $    4.36
   81    $    6.13          $   5.64                   $    4.49
   82    $    6.41          $   5.83                   $    4.62
   83    $    6.72          $   6.03                   $    4.76
   84    $    7.05          $   6.22                   $    4.90
   85    $    7.41          $   6.42                   $    5.05
   86    $    7.79          $   6.62                   $    5.21
   87    $    8.21          $   6.82                   $    5.38
   88    $    8.65          $   7.01                   $    5.55
   89    $    9.14          $   7.19                   $    5.74
   90    $    9.66          $   7.37                   $    5.93
   91    $   10.22          $   7.54                   $    6.13
   92    $   10.82          $   7.69                   $    6.34
   93    $   11.46          $   7.83                   $    6.56
   94    $   12.15          $   7.97                   $    6.79
   95    $   12.88          $   8.08                   $    7.03

ICC14-6-E-9                            2

                      OPTION 4 - JOINT AND SURVIVOR ANNUITY

 Primary
Annuitant  Joint Annuitant Age
  Age        60      65      70      75      80      85      90      95
   60      $ 2.61  $ 2.74  $ 2.84  $ 2.92  $ 2.97  $ 3.00  $ 3.02  $ 3.03
   65      $ 2.74  $ 2.92  $ 3.08  $ 3.21  $ 3.31  $ 3.37  $ 3.41  $ 3.44
   70      $ 2.84  $ 3.08  $ 3.32  $ 3.54  $ 3.71  $ 3.84  $ 3.92  $ 3.96
   75      $ 2.92  $ 3.21  $ 3.54  $ 3.86  $ 4.15  $ 4.39  $ 4.55  $ 4.66
   80      $ 2.97  $ 3.31  $ 3.71  $ 4.15  $ 4.61  $ 5.02  $ 5.34  $ 5.56
   85      $ 3.00  $ 3.37  $ 3.84  $ 4.39  $ 5.02  $ 5.66  $ 6.24  $ 6.69
   90      $ 3.02  $ 3.41  $ 3.92  $ 4.55  $ 5.34  $ 6.24  $ 7.17  $ 7.99
   95      $ 3.03  $ 3.44  $ 3.96  $ 4.66  $ 5.56  $ 6.69  $ 7.99  $ 9.31

    OPTION 5 - JOINT AND SURVIVOR ANNUITY WITH 10 YEARS OF ANNUITY PAYMENTS
                                   GUARANTEED

 Primary
Annuitant  Joint Annuitant Age
  Age        60      65      70      75      80      85      90      95
60         $ 2.61  $ 2.74  $ 2.84  $ 2.91  $ 2.96  $ 3.00  $ 3.01  $ 3.02
65         $ 2.74  $ 2.92  $ 3.08  $ 3.21  $ 3.30  $ 3.37  $ 3.40  $ 3.42
70         $ 2.84  $ 3.08  $ 3.32  $ 3.53  $ 3.70  $ 3.82  $ 3.89  $ 3.92
75         $ 2.91  $ 3.21  $ 3.53  $ 3.85  $ 4.13  $ 4.35  $ 4.49  $ 4.57
80         $ 2.96  $ 3.30  $ 3.70  $ 4.13  $ 4.56  $ 4.93  $ 5.20  $ 5.35
85         $ 3.00  $ 3.37  $ 3.82  $ 4.35  $ 4.93  $ 5.49  $ 5.94  $ 6.21
90         $ 3.01  $ 3.40  $ 3.89  $ 4.49  $ 5.20  $ 5.94  $ 6.58  $ 7.01
95         $ 3.02  $ 3.42  $ 3.92  $ 4.57  $ 5.35  $ 6.21  $ 7.01  $ 7.59

             OPTION 6 - JOINT AND SURVIVOR ANNUITY WITH CASH REFUND

 Primary
Annuitant  Joint Annuitant Age
  Age        60      65      70      75      80      85      90      95
60         $ 2.54  $ 2.64  $ 2.71  $ 2.75  $ 2.76  $ 2.76  $ 2.75  $ 2.75
65         $ 2.64  $ 2.80  $ 2.92  $ 3.00  $ 3.04  $ 3.04  $ 3.04  $ 3.04
70         $ 2.71  $ 2.92  $ 3.12  $ 3.27  $ 3.36  $ 3.39  $ 3.40  $ 3.39
75         $ 2.75  $ 3.00  $ 3.27  $ 3.52  $ 3.70  $ 3.81  $ 3.84  $ 3.84
80         $ 2.76  $ 3.04  $ 3.36  $ 3.70  $ 4.02  $ 4.25  $ 4.37  $ 4.40
85         $ 2.76  $ 3.04  $ 3.39  $ 3.81  $ 4.25  $ 4.66  $ 4.95  $ 5.08
90         $ 2.75  $ 3.04  $ 3.40  $ 3.84  $ 4.37  $ 4.95  $ 5.47  $ 5.84
95         $ 2.75  $ 3.04  $ 3.39  $ 3.84  $ 4.40  $ 5.08  $ 5.84  $ 6.51

     Monthly installments for ages not shown will be furnished on request.

ICC14-6-E-9                            3